UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania	19020
(Address of principal executive office)	(Zip code)

Registrant's telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
( )    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 14, 2015, Healthcare Services Group, Inc. (the "Company") issued a press release (the “Press Release”) announcing its earnings for the three months ended March 31, 2015. A copy of the Press Release is being furnished hereto as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, the Company's Board of Directors determined that, effective May 26, 2015, and in conjunction with the Company's upcoming Annual Meeting of Shareholders, the Company will separate the roles of Chairman of the Board and Chief Executive Officer. The Board has appointed Daniel P. McCartney, current Chairman of the Board and Chief Executive Officer, to serve as the Company's Chairman, and current President and Chief Operating Officer, Theodore Wahl, CPA, to serve as the President & Chief Executive Officer of the Company.

The information required under Items 401(b), (d), (e) and Item 404(a) of Regulation S-K has been included in the Company's Definitive Proxy Statement filed on April 14, 2015.

Item 8.01	Other Events.

The Press Release also announced the Company's first quarter 2015 quarterly cash dividend of $0.17750 per common share, payable on June 26, 2015 to shareholders of record at the close of business on May 22, 2015.

Item 9.01	Financial Statements and Exhibits.

( a )    Not applicable
( b )    Not applicable
( c )    Not applicable
( d )    Exhibits. The following exhibit is being furnished herewith:

99.1    Press Release and financial tables dated April 14, 2015 issued by Healthcare Services Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: April 14, 2015	By:	/s/ John C. Shea
Name: John C. Shea Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release and financial tables dated April 14, 2015 issued by Healthcare Services Group, Inc.